UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2022

Whole Earth Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38880	38-4101973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 S. Wacker Drive

Suite 3150
Chicago, IL 60606

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (312) 840-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FREE	The NASDAQ Stock Market LLC
Warrants to purchase one-half of one share of common stock	FREEW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2022, the full board of directors (the “Board”) of the Company (or the independent directors, in the case of certain actions relating specifically to the Company’s executive chairman of the Board or chief executive officer) approved the recommendations of the compensation committee of the Board (the “Compensation Committee”) regarding certain compensatory plans and arrangements for its named executive officers. The plans and arrangements that were approved are described in more detail below.

2022 Annual Bonus Plan

On March 30, 2022, the Board approved, upon recommendation of the Compensation Committee, a 2022 cash bonus plan (the “Annual Bonus Plan”). The Company’s regular full-time employees, including the Company’s named executive officers, are eligible to participate in the Annual Bonus Plan. The actual aggregate amount of the bonus pool under the Annual Bonus Plan will be determined by the Compensation Committee or the Board following completion of the fiscal year 2022 based upon the Company’s fiscal year 2022 performance against Adjusted EBITDA and revenue as determined by the Board, global performance and individual performance metrics. Company performance may be equitably adjusted by the Compensation Committee to reflect unusual or non-recurring events affecting the Company, such as recapitalizations, mergers, consolidations, reorganizations, changes affecting the Company’s common stock, or other factors deemed appropriate by the Compensation Committee. Any bonus plan payouts will be made in March or April 2023, and generally are subject to continued employment through the payment date. The Compensation Committee and the Board have discretion to reduce, eliminate or increase the size of the individual cash bonus payments.

2022 Annual Equity Awards

On March 24, 2022, the Compensation Committee approved its 2022 long-term equity incentive plan which provides for time-based restricted stock unit grants (RSUs) and performance-based restricted stock unit grants (PSUs) to certain Company executive team members, including its named executive officers, in order to retain and reward its senior leadership team. In addition, annual equity awards are intended to help align the actions of senior leadership with the interests of our stockholders. The equity awards were granted with a grant date of March 24, 2022, subject to the terms of the Company’s stockholder-approved 2020 equity plan and form of RSU award agreement previously filed with the Securities and Exchange Commission and the form of Performance-Based Restricted Stock Unit Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference. The PSUs are subject to cliff vesting based on continued employment and cumulative adjusted EBITDA performance over the three-year performance period as determined and subject to adjustment by the Board. Performance metrics for the Company’s chief executive officer also includes revenue and strategic initiative performance. The time-based awards are generally subject to annual vesting of 1/3 of the time-based units in each of the three years following the date of grant.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
†10.1	Form of Performance-Based Restricted Stock Unit Agreement
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

†Management contract or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whole Earth Brands, Inc.

Dated: March 30, 2022	By:	/s/ Ira Schlussel
	Name:	Ira Schlussel
	Title:	Vice President, General Counsel & Secretary